Exhibit 10.2

NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement dated                       __, between Federal Life Group, Inc. (the “Corporation”) and __________________ (the “Optionholder”).

WITNESSETH:

1.	Award of Option

Pursuant to the provisions of the Federal Life Group, Inc. 2018 Equity Incentive Plan (the “Plan”) the Corporation hereby awards to the Optionholder, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation all or any part of an aggregate of ______ shares of common stock (par value $0.01 per share) of the Corporation (“Common Stock”) at the exercise price of $______ per share; such option to be exercised as hereinafter provided.

2.	Terms and Conditions

It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a)	Expiration Date. Subject to the provisions of Paragraph 2(d) hereof, the Option awarded hereby shall expire on __________.

(b)	Exercise of Option. Except as may be provided below, no part of this Option may be exercised until the Optionholder has remained in the continuous employ or service with the Corporation or of a Subsidiary for the following periods after the date hereof:

Vesting Date	% of Shares Vesting	Number of Shares Vesting

	25.0%	______ shares
	25.0%	______ shares
	25.0%	______ shares
	25.0%	______ shares

This Option may be exercised in whole at any time, or from time to time in part, to the extent vested, prior to the expiration date specified in Paragraph 2(a) hereof. Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the Option is being exercised. Notwithstanding the foregoing:

(1)	upon the occurrence of a Change in Control, all unvested Options then held by the Optionholder shall vest and become immediately exercisable;

(2)	if the Optionholder terminates employment or service with the Corporation or a Subsidiary due to death, Disability, or Retirement, all unvested Options then held by the Optionholder shall vest and become immediately exercisable; and

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(3)	if the Corporation or a Subsidiary terminates the Optionholder’s employment or service other by reason of a Termination or Dismissal for Cause, all unvested Options then held by the Optionholder shall vest and become immediately exercisable.

(c)	Payment of Exercise Price Upon Exercise. At the time of any exercise, the exercise price of the shares as to which this Option may be exercised shall be paid in cash or, subject to the conditions and limitations described in the Plan, by one of the methods of payment set forth in the Plan for the exercise of a Nonqualified Stock Option.

(d)	Exercise Upon Death, Being Disabled, or Other Termination of Employment.

(1)	In the event of the termination of the Optionholder’s employment or service with the Corporation or of a Subsidiary by reason of death, Disability, or Retirement, this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment or service due to such cause, in whole at any time, or from time to time in part, within 12 months after the Optionholder’s death, Disability, or Retirement but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(2)	If the Corporation or a Subsidiary terminates the employment or service of the Optionholder (other than if the termination is a Termination or Dismissal for Cause), this Option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment or service, in whole at any time, or from time to time in part, within 24 months after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a) hereof.

(3)	If the Optionholder’s employment or service with the Corporation or a Subsidiary is voluntarily terminated by the Optionholder other than for Retirement, then the option shall lapse on the date of such termination of employment.

(4)	Notwithstanding anything herein to the contrary, if the Optionholder’s termination of employment or service is a Termination or Dismissal for Cause, all rights to exercise this Option shall lapse on the date of such termination of employment or service.

(e)	Nontransferability. Except as set forth in Section 6.3 of the Plan, this Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionholder, this Option shall be exercisable only by the Optionholder.

(f)	Adjustments. In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split, or reverse stock split, then the shares of Common Stock then subject to this Option and the exercise price thereof shall be increased, decreased, or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of the Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment to the terms of this Option, then such adjustment shall be made in accordance with such determination. Any adjustment so made shall be final and binding upon the Optionholder.

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(g)	No Rights as Shareholder. The Optionholder shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance of a certificate or certificates for such shares.

(h)	No Right To Continued Employment or Service. This Options shall not confer upon the Optionholder any right to continue in the employ or service with the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant’s employment or service at any time and for any reason.

(i)	Compliance with Law and Regulations. This Option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

3.	Optionholder Bound by Plan

The Optionholder acknowledges receipt of a copy of the Plan and agrees that this Award shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan.

4.	Withholding of Taxes

The Corporation will require that, as a condition precedent to the exercise of this Option, appropriate arrangements be made for the withholding of any applicable taxes, if applicable. The obligation of the Optionholder under this paragraph to provide for the payment of withholding taxes may be satisfied, subject to the provisions of Section 7.2 of the Plan, by electing to have the Corporation withhold certain of the shares that would otherwise be issuable pursuant to the exercise of the Option awarded hereby.

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5.	Notices

Any notice hereunder to the Corporation shall be addressed to it at its office, [ADDRESS]; Attention: , (or to such different address as the Corporation may designate in writing) and any notice hereunder to Optionholder shall be addressed to him or her at the most recent address as shown in the employment or stock records of the Corporation.

IN WITNESS WHEREOF, Federal Life Group, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

FEDERAL LIFE GROUP, INC.		OPTIONHOLDER

By
(Signature)
[Title]

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